Exhibit 10.2

Morgan Stanley Bank, N.A.

One Utah Center

201 South Main Street, 5th Floor

Salt Lake City, UT 84111

November 19, 2010

Platinum Energy Solutions, Inc.
2100 West Loop S Suite 1600	Account Number: ***-*******
Houston, TX 77027

Dear Christine Spencer:

Morgan Stanley Bank, N.A., a national banking association, is pleased to inform you that your Portfolio Loan Account has been approved and is available for your immediate use. The Portfolio Loan Account provides an efficient way to manager multiple securities-based loans under one flexible account. You can access your available credit through a Variable Rate Revolving Line of Credit, or establish a Standby Letter of Credit. PLA allows you to effectively manage your financing needs under one account.

For your records, here are important details on your Portfolio Loan Account:

Borrower:	Platinum Energy Solutions, Inc.
Loan Account Number:	***-*******
Approved Facility Amount:	$7,650,000.00
Interest Rate Spread:	Corresponding PLA Index +2.50%

Please remember

•	Your actual available credit can change on a daily basis due to fluctuations in the value of your collateral, or draws taken on the Portfolio Loan Account.

•

There is a minimum initial draw of $25,001, which must be made by wire transfer. There is a minimum $100 requirement on subsequent draws on your Variable Rate Revolving Line of Credit after this initial draw requirement is made.

•	Once your minimum initial draw requirement is met, Morgan Stanley Bank, N.A. will send you a checkbook, allowing you to easily make future draws from your Variable Revolving Line of Credit.

•	Portfolio Loan Account proceeds cannot be used to purchase, carry or trade securities, or used to pay off a margin debt.

If you have any questions, please do not hesitate to call our Client Service Center at 800-355-3086, or contact your Morgan Stanley Smith Barney Financial Advisor to start using your Portfolio Loan Account today.

Sincerely,

Morgan Stanley Bank, NA